Exhibit 5.1

             [Letterhead of Troop Steuber Pasich Reddick & Tobey, LLP]


                                 April 14, 2000


Brilliant Digital Entertainment, Inc.
6355 Topanga Canyon Boulevard, Suite 120
Woodland Hills, CA 91367

Ladies/Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by Brilliant Digital Entertainment, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 50,000 shares of Common Stock of the Company and any additional shares of Common Stock of the Company which may be registered pursuant to Rule 462(b) under the Act (the "Shares").

     We are of the opinion that the Shares have been duly authorized and are legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to use of our name in the Prospectus constituting a part thereof.


                                 Respectfully submitted,

                                 /S/ TROOP STEUBER PASICH REDDICK & TOBEY, LLP

                                 TROOP STEUBER PASICH
                                 REDDICK & TOBEY, LLP